Exhibit 10.1

MINING OPTION AGREEMENT

THIS AGREEMENT made as of July 9, 2006;

BETWEEN:

AYERS EXPLORATION INC., a company incorporated under the laws of Nevada with an office address at #6 Harston Avenue, Mosman, Sydney Australia 2088;

(“Ayers”)

AND:

REDPATH CLAY CORP., a company incorporated under the laws of Australia with an office address at Suite 1100-37 York Street, Sydney 2000;

(“Redpath”)

BACKGROUND:

A.                  Redpath owns a 100% Interest (defined below) in certain mining property known as the Mt. Cotton Property (the “Property”) located in the State of Queensland, Australia as more particularly described in Schedule “A” hereto;

B.                      Redpath has agreed to grant to Ayers the exclusive right and option to acquire all of Redpath’s Interest in and to the Property on the terms and conditions hereinafter set forth.

C.                      Ayers will have the exclusive option to acquire, subject to the reservation of a royalty by Redpath and the covenant by Ayers to pay a production bonus, all of Redpath’s Interest in the Property on the terms and conditions hereinafter set forth.

TERMS OF AGREEMENT

IN CONSIDERATION of the mutual agreements herein contained and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree with one another as follows:

1.             Definitions and Interpretation

1.1           Definitions:  Whenever used in this Agreement, the following words and terms will have the respective meanings ascribed to them below:

 “Agreement” means this agreement, including the recitals and the Schedules all as amended, supplemented or restated from time to time.

 “Business Day” means a day other than a Saturday, Sunday or statutory holiday in Queensland.

“Commercial Production” means the extraction of clay/silt/sand mixes from the Property.

“Effective Date” means July 8, 2006.

 “Expenditures” means all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations, recorded by Ayers in accordance with this Agreement.

“Government or Regulatory Authority” means any federal, state, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality that has lawful authority to regulate or administer or govern the business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange on which shares of a Party are listed for trading.

“Mining Operations” means every kind of work done by Ayers on or in respect of the Property or the products derived therefrom and includes, without limiting the generality of the foregoing, work of assessment, geophysical, geochemical and geological surveys, studies and mapping, assaying and metallurgical testing, investigating, drilling, designing, examining, equipping, improving, surveying, shaft-sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and concentrates, bringing any mining claims to lease, reclamation and in doing all work usually considered to be prospecting, exploration, development and mining work; in paying wages and salaries of persons engaged in such work and in supplying food, lodging, transportation and other reasonable needs of such persons; in paying insurance premiums and assessments or premiums for workers’ compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to such persons; in paying rentals, licence renewal fees, taxes and other governmental charges required to keep the Property in good standing; in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing the same or any of them; and in the management of any work which may be done on the Property for the due carrying out of such prospecting, exploration, development and mining work.

“Option” has the meaning set out in Section 3.1 of this Agreement.

“Option Period” has the meaning set out in Section 3.2 of this Agreement.

“Parties” means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement and “Party” means any one of the Parties.

“Permitted Encumbrance” means

(a)
easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electrical light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

(b)
the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the lease or mining claims or to require annual or other periodic payments as a condition of the continuance thereof;

(c)
rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Property in any manner, and all applicable laws, rules and orders of any governmental authority; and

(d)
the reservations, limitations, provisos and conditions in any original grants from the Crown, or other governmental entity of Australia on the Property or interests therein and statutory exceptions to title.

“Shares” means common shares in the capital of Ayers as constituted on the date of this Agreement.

1.2           Headings.  The division of this Agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular article, paragraph or other portion hereof and include any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to articles and paragraphs are to articles and paragraphs of this Agreement.

1.3           Legislation.  Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4           Extended Meanings.  In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.5           Currency.  All references to currency herein are to lawful money of the United States of America.

1.6           Schedules.  The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	-	Description of Property

2.             Representations and Warranties

2.1.           Representations and Warranties of Redpath.  Redpath represents and warrants to Ayers that:

(a)
Redpath is a corporation duly incorporated, organized and subsisting under the laws of Australia and registered in the State of Queensland with the corporate power to own its assets and to carry on its business;

(b)
Redpath has good and sufficient power, authority and right to enter into and deliver this Agreement and, to the best of its knowledge, to option and transfer its legal and beneficial interest in the Property to Ayers free and clear of all liens, charges, encumbrances and other rights of others other than the Permitted Encumbrances;

(c)
 there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon Redpath to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Property or any portion thereof or interest therein other than pursuant to the provisions of this Agreement;

(d)
neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Redpath will result in the violation of any agreement or other instrument to which Redpath is a party or by which Redpath is bound, or any applicable law, rule or regulation; and

(e)	Redpath is not a party to or bound by any contract or commitment to pay any royalty, fee or land payment with respect to the Property or any portion thereof or interest therein;

2.2.           Representations and Warranties of Ayers.  Ayers represents and warrants to Redpath that:

(a)
Ayers is a corporation duly incorporated, organized and subsisting under the laws of Nevada with the corporate power to own its assets and to carry on its business in the jurisdiction in which the Property are located;

(b)
Ayers has all necessary power and authority to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(c)
neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Ayers will result in the violation of any agreement or other instrument to which Ayers is a party or by which Ayers is bound, or any applicable law, rule or regulation; and

(d)
 the Shares to be issued and delivered to Redpath hereunder have been validly created and authorized for issuance and when so issued and delivered shall be duly and validly issued as fully paid and non-assessable Shares; and

2.3.           Reliance and Survival.  The representations, warranties, acknowledgements and covenants set out in this Section 2 have been relied on by the Parties in entering into this Agreement.  All representations and warranties made herein will survive the delivery of this Agreement to the Parties and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of Redpath or Ayers as the case may be, for a period of eighteen (18) months from the exercise, lapse or termination of the Option.

3.            Grant of Option

3.1.       Grant of Option. Redpath hereby grants to the Ayers the sole and exclusive right and option to acquire a 100% undivided interest in and to the Property, free and clear of all charges, encumbrances and claims, except for the Permitted Encumberances.

3.2.           Consideration for Option.

  The Option shall be exercised by Ayers making the following cash and Share issuances to Redpath:

(i)	200,000 Shares upon signing of this Agreement; and

(ii)	200,000 Shares upon commencement of Commercial Production.

If and when the Option has been exercised, a 100% undivided right, title and interest in and to the Property shall vest in Ayers, free and clear of all charges, encumbrances and claims except for the Permitted Encumberances.

3.4.           Option Only.  Nothing contained in this Agreement, nor any payment made, Mining Operations conducted or expenditure incurred by Ayers on or in connection with the Property or part of them, nor the doing of any act or thing by Ayers under the terms of this Agreement shall obligate Ayers to do anything else under this Agreement other than to make payment and incur expenditures to the extent that it may have expressly undertaken to do so pursuant to the terms of this Agreement, the obligations of Ayers hereunder being simply those of an optionholder.

4.              Obligations during Option Period

4.1.           Covenants of Ayers. During the Option Period, Ayers covenants and agrees with Redpath to conduct all Mining Work in a careful and miner-like manner and in compliance with all applicable statutes, regulations, by-laws, orders and judgments and all applicable directives, rules, consents, permits, orders, guidelines and policies of any Government or Regulatory Authority with jurisdiction over the Property.

4.2.           Abandonment.  Ayers may at any time, during the currency of the Option, abandon any one or more of the claims which comprise the Property.  Ayers shall give Redpath thirty (30) days notice in writing of any abandonment.  If Redpath so requests, Ayers will retransfer such Claims as are to be abandoned to Redpath at the sole cost of Ayers, which Claims shall be in good standing for a period of at least 90 days from the initial notice of abandonment.

4.3.           No Encumbrances.  During the Option Period, neither Ayers and Redpath shall pledge, mortgage or charge or otherwise encumber their beneficial interest in the property or their rights under this Agreement.

5.              Exercise of Option Granted in the Property

5.1.           Exercise of Option.  If, Ayers has issued the Shares and made the payments referred to in Paragraph 3.3, Ayers may exercise the Option by giving written notice to Redpath  In such event Ayers shall become the owner of 100% of the right, title and interest in and to the Property.

6.              Termination

6.1.           Termination for Cause.  Subject to Paragraph 6.3, Redpath may terminate this Agreement and the Option and working right herein shall lapse if:

(a)	Ayers is in default of any term or condition of this Agreement;
(b)	Redpath gives Ayers written notice specifying the particulars of the default; and
(c)
upon expiration of 30 days from the date of receipt by Ayers of such notice, Ayers has failed to cure the default or, if such default cannot reasonably be cured within such 30 day period, has failed to make commercially reasonable efforts to implement a cure for such default.

6.2.           Surrender of Rights.  Subject to Paragraph 6.3, Ayers may give Redpath written notice of its intention to surrender all of its rights hereunder and upon expiration of 30 days from the date of receipt by Redpath of such notice, this Agreement shall terminate and working right and Option herein shall lapse.

6.3.           Obligations on Termination.  Notwithstanding any other provisions of this Agreement, in the event of lapse, termination or surrender of the Option and/or this Agreement, as the case may be, Ayers shall:

(a)
ensure that the Property are in good standing for a period of at least 12 months from the lapse, termination or surrender of the Options and/or this Agreement, as the case may be, and upon request of Redpath, retransfer the Property to Redpath in the name of Ayers;

(b)
deliver to Redpath any and all reports, maps, assessment reports and maps, samples, assay results, drill cores and engineering data of any kind whatsoever pertaining to the Property or related to Mining Work which have not been previously delivered to Redpath; and

(c)
upon notice from Redpath, remove all materials supplies and equipment from the Property; provided however, that Redpath may retain ore and, at the cost of Ayers, dispose of any such materials, supplies or equipment not removed from the Property within 90 days of receipt of such notice by Ayers.

6.4.           Provisions which Operate Following Termination.  Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of Sections 2.6 and 6.3 and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination.

7.              Impossibility of Performance

7.1.           Impossibility of Performance.  Notwithstanding any term in this Agreement, if a Party is at any time delayed from carrying out any action under this Agreement due to circumstances beyond the reasonable control of such Party, acting diligently, the period of any such delay shall be excluded in computing, and shall extend the time within which such Party may exercise its rights and/or perform its obligations under this Agreement.  A Party relying on this Section 7 shall promptly deliver to the other Party notice of the event giving rise to the application of this paragraph and a second notice stating the date on which the application of this Section 7 ceased.

8.              Notices and Payments

8.1.           Notice.  Any demand, notice or other communication (a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery, registered mail or facsimile addressed to the recipient at the addresses or facsimile numbers of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other.  Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, if made or given by registered mail, on the 4th day, other than a day which is not a Business Day, following the deposit thereof in the mail, and if made or given by facsimile, on the day, other than a day which is not a Business Day, following the day it was confirmed as received.  If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery.

8.2.           Payments.  Payments hereunder shall be made in lawful money of the United States, unless otherwise indicated, and shall be addressed to the recipient at the addresses of the recipient parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by the recipient party in accordance with Paragraph 8.1.  If any payment herein shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

9.              General Provisions

9.1.           Entire Agreement.  This Agreement, including all the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements among the Parties in connection with the subject matter hereof except as specifically set forth herein and therin.

9.2.           Waiver.  The failure of a Party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

9.3.           Assignment.  Either Party shall be permitted to assign this Agreement.  Any assignment shall be subject to the assignee entering into an agreement, in form and substance satisfactory to counsel for the other Party, to be bound by this Agreement.  This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

9.4.           Further Assurances.  Each Party shall from time to time at the request of the other Party and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

9.5.           Time.  Time shall be of the essence of this Agreement.

9.6.         Amendment.  This Agreement may be amended or varied only by agreement in writing signed by each of the Parties.  Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as amended or varied from time to time.

9.7.           Severability.  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

9.8.           Governing Law and Attornment.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the Parties hereby irrevocably attorn to the jurisdiction of the Courts of the Province of British Columbia.  For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia shall have exclusive jurisdiction to entertain any action arising under this Agreement.

9.9.          Counterparts.  This Agreement may be executed by facsimile and in as many counterparts as are necessary and shall be binding on each Party when each Party has signed and delivered one such counterpart.  When a counterpart of this Agreement has been executed by each Party, all counterparts together shall constitute one agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the respective parties hereto effective as of the date first above written.

REDPATH CLAY CORP.

By:

Authorized Signatory

AYERS EXPLORATION INC.

By:

Authorized Signatory

SCHEDULE “A”

To an Agreement made as of July 9, 2006 between Ayers Exploration Inc. and Redpath Clay Corp.

Description of Property

Licence Area	Tenure No.	Area
Capalaba Area	EPM 14848	5.4 acres